EXHIBIT 23.4
Eichler Bergsman & Co., LLP                               Philip A. Baumgarten
Certified Public Accountants                              Gilbert Bergsman
404 Park Avenue South                                     Paul Eichler
New York, New York  10016                                 Michael E. Silverman
Tel: (212) 447-9001                                       Raymond Belonsky
Fax: (212) 447-9006

                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 10, 1996, on our audit of the Historical Summary of Combined Revenues and Certain Operating Expenses of certain properties acquired by New Plan Realty Trust (the "Trust") for the year ending July 31, 1996, which is included in the Current Report on Form 8-K of the Trust dated November 4, 1996. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3.


/s/ Eichler, Bergsman & Co., LLP

EICHLER, BERGSMAN & CO., LLP

New York, New York
November 5, 1996